TEMPLE-INLAND
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                          ARTICLE 1

                           Intent

     This Supplemental Executive Retirement Plan is established by Temple-Inland Inc. for the benefit of certain employees and their beneficiaries. The Plan is intended to qualify as a "top-hat" plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall cover a select group of management or highly compensated employees.

                          ARTICLE 2

                         Definitions

     2.1       "Administrator" means the person(s) or
committee appointed to administer the Retirement Plan.

     2.2 "Base Pension Benefit" means the sum of the following: (a) the total monthly retirement income benefit, if any, payable to a Participant (or any alternate payee with respect to the Participant) under the Retirement Plan, the Supplemental Benefits Plan of Temple-Inland Inc. and its Affiliates, and the Excess Benefits Plan of Temple-Inland Inc. and its Affiliates, calculated assuming that the Participant commences receiving such retirement income benefit as of the Participant's Retirement Date; and (b) the amount of the monthly single life annuity payable over the Participant's lifetime and commencing as of the Participant's Retirement Date that is actuarially equivalent (as determined in accordance with the interest rate and mortality assumptions used for determining lump sum payments under the Retirement Plan) to the Participant's Retirement Account Balance, if any.

     2.3 "Beneficiary" means (a) in the case of a Participant upon whose death a survivor benefit is payable under the Retirement Plan, the person to whom such survivor benefit is payable, and (b) in the case of a Participant upon whose death a survivor benefit is not payable under the Retirement Plan, the person to whom the Participant's account balance under the Savings and Retirement Plan is payable upon the Participant's death.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "Company" means Temple-Inland Inc. and any successor thereto.

     2.6  "Company Retirement Contributions Account" means
"Company Retirement Contributions Account" as defined in the Savings and Retirement Plan.

     2.7 "Early Retirement Benefit" means with respect to a Participant, a monthly annuity for the life of the Participant which, when combined with the Participant's Base Pension Benefit, will equal 50 percent of the Participant's Final Average Monthly Compensation, reduced by five percent for each year (including fractions thereof based on whole calendar months) that the Participant's Termination of Employment precedes the date that the Participant would attain age 60 (assuming the Participant survives until such date).

     2.8 "Early Retirement Date" means the first day of the month coinciding with or immediately following the date that a Participant incurs a Termination of Employment after the Participant's Early Vesting Date but prior to the Participant's Normal Vesting Date.

     2.9 "Early Vesting Date" means the first date that a Participant has attained at least age 55 and completed at least twenty years of Vesting Service.

     2.10 "Final Average Monthly Compensation" means Final
Average Monthly Compensation as defined in the Retirement
Plan.

     2.11 "Normal Retirement Benefit" means a monthly annuity for the life of the Participant which, when combined with the Participant's Base Pension Benefit, will equal 50 percent of the Participant's Final Average Monthly
Compensation.

     2.12 "Normal Retirement Date" means the first day of the month coinciding with or immediately following the date that a Participant incurs a Termination of Employment after the Participant's Normal Vesting Date.

     2.13 "Normal Vesting Date" means the first date that a Participant has attained at least age 60 and completed at least fifteen years of Vesting Service.

     2.14 "Participant" means each person listed on Schedule
I hereto.

     2.15 "Plan" means the Temple-Inland Supplemental
Executive Retirement Plan, as set forth herein and amended from time to time.

     2.16 "Retirement Account Balance" means the sum of the following: (a) the Participant's Company Retirement Contributions Account; and (b) the total lump sum amount payable to the Participant (or any alternate payee with respect to the Participant) under (i) the Supplemental Benefits Plan of Temple-Inland Financial Services Inc. and
(ii) the Excess Benefits Plan of Temple-Inland Financial Services Inc.; provided, however, that if any distributions, withdrawals or transfers have been made from the Participant's Company Retirement Contribution Account to the Participant or any alternate payee with respect to the Participant, the Participant's Retirement Account Balance shall be adjusted by the Administrator so that it equals the amount that would have been credited to such account as of the Participant's Retirement Date had no such distributions, withdrawals, or transfers been made.

     2.17 "Retirement Date" means a Participant's Early
Retirement Date or Normal Retirement Date, as applicable.

     2.18 "Retirement Benefit" means a Participant's Early
Retirement Benefit or Normal Retirement Benefit, as applicable.

     2.19 "Retirement Plan" means the Temple-Inland Salaried
Retirement Plan, as amended from time-to-time, and any successor thereto.

     2.20  "Savings and Retirement Plan" means the Temple-
Inland Savings and Retirement Plan, as amended from time-to-time, and any successor thereto.

     2.21 "Survivor Benefit" means Survivor Benefit as defined in Section 3.3 hereof.

     2.22 "Termination of Employment" means termination of a Participant's employment with the Company and its subsidiaries.

     2.23 "Vesting Service" means (a) in the case of a Participant who is an active participant in the Retirement
Plan immediately prior to the Participant's Termination of Employment, the Participant's "Vesting Service" under such plan, and (b) in the case of a Participant who is an active participant in the Savings and Retirement Plan immediately prior the Participant's Termination of Employment, the Participant's "Period of Service" under such plan.

                          ARTICLE 3

                     Retirement Benefit

     3.1 Normal Retirement. If a Participant's Termination of Employment occurs on or after the Participant's Normal Vesting Date, the Participant shall be entitled to receive a Retirement Benefit equal to the Participant's Normal Retirement Benefit, payable as provided in Section 3.4 hereof. No Normal Retirement Benefit shall be payable hereunder if the Participant's Base Pension Benefit as of the Participant's Normal Retirement Date equals or exceeds 50 percent of the Participant's Final Average Monthly Compensation.

     3.2 Early Retirement. If a Participant's Termination of Employment occurs on or after the Participant's Early Vesting Date but before the Participant's Normal Vesting Date, the Participant shall be entitled to receive a Retirement Benefit equal to the Participant's Early Retirement Benefit, payable as provided in Section 3.4 hereof. No Early Retirement Benefit shall be payable hereunder if the Participant's Base Pension Benefit as of the Participant's Early Retirement Date equals or exceeds 50 percent of the Participant's Final Average Monthly Compensation, reduced by five percent for each year (including fractions thereof based on whole calendar months) that the Participant's Termination of Employment precedes the date that the Participant would attain age 60 (assuming the Participant survives until such date).

     3.3 Survivor Benefit. In the event of a Participant's death after the Participant's Early Vesting Date or Normal Vesting Date, the Participant's Beneficiary shall be entitled to receive a survivor benefit ("Survivor Benefit") hereunder equal to the amount of the survivor benefit that would be payable under the Retirement Plan assuming that the Participant's accrued monthly retirement income under the Retirement Plan as of the day prior to the Participant's death was equal to the Retirement Benefit to which the Participant would have been entitled hereunder had the Participant's Retirement Date occurred as of the day before the Participant's death. In the case of a Participant with respect to whom a survivor benefit is payable under the Retirement Plan, the Survivor Benefit payable to the Participant's Beneficiary shall commence at the same time and be paid in the same form as the survivor benefit payable to the Beneficiary under the Retirement Plan. In the case of a Participant with respect to whom no survivor benefit is payable under the Retirement Plan, (a) the Survivor Benefit payable to the Participant's Beneficiary shall commence at the same time as such Survivor Benefit would be paid to the Beneficiary if the Survivor Benefit were a survivor benefit payable under the Retirement Plan and (b) the Participant's Beneficiary shall be entitled to elect, in accordance with rules prescribed by the Administrator, to have the Survivor Benefit paid in any optional form of payment that would be available to the Beneficiary under the Retirement Plan if the Survivor Benefit was a survivor benefit payable under the Retirement Plan.

     3.4  Form of Payment.   In the case of a Participant
who is entitled to a retirement benefit under the Retirement Plan, the Participant's Retirement Benefit shall commence at the same time and be paid in the same form as the Participant's retirement benefit under the Retirement Plan. In the case of a Participant who is not entitled to a retirement benefit under the Retirement Plan, the Participant's Retirement Benefit shall be paid in the form of a life annuity for the life of the Participant, provided that such a Participant may elect to receive the Participant's Retirement Benefit (a) in any optional form of benefit that would be available under the Retirement Plan if such benefit were paid under the Retirement Plan, and (b) commencing as of any date that the Participant could elect commencement of payment if such benefit were paid under the Retirement Plan. Any such election shall be filed with the Administrator, in such form and manner as may be prescribed by the Administrator, at least six months prior to the Participant's Retirement Date. If a Participant's Retirement Benefit is paid in a form other than a life annuity for the life of the Participant, such form of payment shall be actuarially equivalent (as determined in the same manner as under the Retirement Plan for the applicable form of payment) to the Participant's Retirement Benefit payable in the form of a single life annuity for the life of the Participant.

     3.5  Vesting.  Unless a Participant's Early Retirement
Date or Normal Retirement Date has occurred prior to the Participant's Termination of Employment or Death, no benefit shall be payable hereunder to the Participant or the Participant's Beneficiary.

                          ARTICLE 4

                           Claims

     4.1 Claims Procedure. Claims for benefits under the Plan shall be filed with the Administrator. If any Participant or other payee claims to be entitled to a benefit under the Plan and the Administrator determines that such claim should be denied in whole or in part, the Administrator shall notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain
(a) specific reasons for the denial, (b) specific reference to pertinent Plan provisions, (c) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (d) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

     4.2 Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (a) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (b) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

                          ARTICLE 5

                       Administration

            This Plan shall be administered by the
  Administrator. The Administrator shall have all powers necessary to carry out the provisions of this Plan, including, without reservation, the power to delegate administrative matters to other persons and to interpret this Plan in its discretion.

                           ARTICLE 6

                     Miscellaneous

  6.1 Amendment or Termination. The Board may amend or terminate the Plan at any time; provided, however, that
  (a) either the Board or the President of the Company may amend or modify Schedule I hereto at any time, and (b) no amendment or termination of the Plan (each, a "Plan
  Change") may adversely affect in any material respect (i) any Participant (without the consent of the Participant) whose Early Vesting Date or Normal Vesting Date occurred prior to the date of the Plan Change, or (ii) any Beneficiary (without the consent of the Beneficiary) of a Participant whose death occurred prior to the date of the Plan Change and after the Participant's Early Vesting
  Date or Normal Vesting Date.

  6.2 No Alienation of Benefits. Participants and beneficiaries shall have no right to alienate, anticipate, commute, sell, assign, transfer, pledge, encumber or otherwise convey the right to receive any payment under this Plan, and any payment under this Plan or rights thereto shall not be subject to the debts, liabilities, contracts, engagements or torts of Participants or Beneficiaries nor to attachment, garnishment or execution, nor shall they be transferable by operation of law in the event of bankruptcy or insolvency. Any attempt, whether voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     6.3 No Rights to Continued Employment. Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Company or any subsidiary.

     6.4 Incapacity. If the Administrator determines that any Participant is unable to care for the Participant's affairs because of illness or accident, any Retirement Benefit payment due hereunder (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to such Participant's spouse, child, brother or sister, or to any person deemed by the Administrator to have incurred expenses for such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liabilities of the Company hereunder.

     6.5 Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan or any other payment to be made to a Participant by the Company or any of its affiliates any Federal, state or local taxes required by law to be withheld with respect to the participation of the Participant in this Plan and payments made hereunder.

     6.6 No Funding of Benefits. To the extent a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, and such person shall have only the unsecured promise of the Company that such payments shall be made.

     6.8 Headings. The headings of Sections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of the Plan.

     6.9 Applicable Law. This Plan shall be construed and enforced in accordance with the laws of the State of Texas, except to the extent preempted by federal law.

     IN  WITNESS WHEREOF, Temple-Inland Inc. has caused this
Plan to be executed and effective as of the Effective Date.

TEMPLE-INLAND INC.





BY: /s/ M. Richard Warner
        M. Richard Warner
        Vice President

                         SCHEDULE I



                        PARTICIPANTS



                     Kenneth R. Dubuque

                      William B. Howes

                   Kenneth M. Jastrow, II

                       Randall D. Levy

                      Harold C. Maxwell

                        Dale E. Stahl

                      M. Richard Warner